                                                                    EXHIBIT 10.6

                              AMENDED AND RESTATED
                           EXCLUSIVE LICENSE AGREEMENT

         MADE this 28th day of January, 2004, by and between Mirowski Family Ventures, LLC, a Limited Liability Company organized and existing under the laws of the State of Maryland (hereinafter called "MIROWSKI") and Guidant Corporation, a corporation organized under the laws of the State of Indiana (hereinafter called "GUIDANT").

         WHEREAS, MIROWSKI is the owner of United States Letters Patents as more fully set forth on Exhibit A hereto;

         WHEREAS, MIROWSKI is the owner of United States Patent Applications as more fully set forth on Exhibit B hereto;

         WHEREAS, MIROWSKI is the owner of each of the corresponding foreign patents and patent applications set forth on Exhibit C hereto;

         WHEREAS, MIROWSKI and GUIDANT desire to amend and restate the relationship between the parties that currently exists by virtue of the Exclusive License Agreement dated the 30th day of January 1973 between MEDRAD, Inc. and Mieczyslaw Mirowski as amended, as assigned to Eli Lilly and Company, and sub-licensed on October 18, 1994 to Cardiac Pacemakers, Inc. ("the Prior Agreements"), and further, to restate the grant to GUIDANT of the sole and exclusive worldwide license for the use of said patents, patent applications, and inventions set forth on Exhibits A, B, and C hereto, together with any improvements or modifications thereto, developed by MIROWSKI;

         WHEREAS, Eli Lilly and Company is not a party to this Exclusive License Agreement, has no rights or obligations under this Exclusive License Agreement, and will have no further rights or obligations under the Prior Agreements; and MIROWSKI and GUIDANT understand that Eli Lilly and Company has consented by separate agreement to this Exclusive License Agreement and the changes and terminations effected thereby;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants hereinafter set forth, and of the good and valuable consideration flowing from each party to the other, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

                                    ARTICLE I
                                   Definitions

         For the purpose of this Exclusive License Agreement the following terms shall have the following meanings:

         Section 1. Patent Rights. The term "Patent Rights" means the rights to the subject matter of all inventions which are contained in or are disclosed by, and which are covered by valid, unexpired claims of:

         (i)      United States Letters Patents set forth on Exhibit A hereto;

         (ii) United States Reissue Application No. 10/214,474 and any patent that may issue therefrom;

         (iii) United States Patent Applications reflected on Exhibit B hereto and any patent or patents that may issue therefrom;

         (iv) the corresponding foreign patents and patent applications set forth on Exhibit C hereto;

         (v) any and all divisions, continuations, reissues and extensions of any of the foregoing patents and patent applications; and

         (vi) such other U.S. or foreign patent applications or patents as may be designated by mutual agreement of the parties hereto.

         Section 2. Improvement. The term "Improvement" means any future inventions, plans, drawings, specifications, techniques, data and technical information directly relevant to the development, engineering, design, installation, use, or sale, of any device included in the Patent Rights, whether or not such information includes patentable subject matter.

         Section 3. Implantable defibrillator. The term "Implantable Defibrillator" means any implantable or semi-implantable defibrillator or cardioverter or any other device or method which is covered by any of the Patent Rights of the Exclusive License Agreement.

         Section 4. Net Sales, Rental or Lease. The term "Net Sales, Rental or Lease" means the total aggregate selling price received by GUIDANT for the initial sale of a device, its parts or components, and the total aggregate rental or lease price received by GUIDANT for a device, its parts or components after the deduction of all discounts, sales, use and similar taxes, and delivery costs.

         Section 5. Sold. The term "Sold" means billed out, or paid for if paid for before delivery.

                                   ARTICLE II
                      Grant and Extent of Exclusive License

         Section 1. MIROWSKI hereby grants to GUIDANT the sole and exclusive license and right to manufacture, use, sell, rent and lease or otherwise dispose of any and all devices under the Patent Rights and or any Improvements thereof throughout the United States, its territories and possessions, and in any and all foreign countries, subject to the terms and conditions set forth in this Exclusive License Agreement.

         Section 2. GUIDANT shall have the right to grant sub-licenses to others and to collect royalties therefrom; provided, however, that GUIDANT shall continue to be responsible to MIROWSKI for royalties as provided for in Article III hereof to the same extent as if all manufacture, use, sale, rental, lease or other disposition by a GUIDANT sub-licensee were manufacture, use, sale, rental, lease or other disposition made by GUIDANT.

         Section 3. GUIDANT shall, and shall so obligate its sub-licensees, to mark all devices manufactured, used, sold, rented or leased under the Patent Rights in accordance with the patent notice requirements of the country in which such devices are manufactured, used, sold, rented or leased.

         Section 4. GUIDANT agrees, during the term of this Exclusive License Agreement, to diligently exert its best efforts to prosecute any pending or mutually agreed to future applications within the patent Rights. Guidant also agrees to diligently exert its best efforts to create a demand for each device included in the Patent Rights, to increase and extend its business, and to make every effort to supply the demand for each such device, provided, however, that Guidant may elect as to any patent in Patent Rights at any time prior to the earlier of two years after issuance of such patent or six (6) years after such patent's filing date not to exercise its best efforts to commercialize devices included in such patent. Such election will be by written notice to MIROWSKI, and MIROWSKI may, at any time after receiving such notice by written notice to GUIDANT, terminate this Agreement as to the patent identified in the notice, whereupon GUIDANT shall have no right or interest thereunder in such identified patent. If, on such termination, no unexpired Patent Rights remain, MIROWSKI or GUIDANT may elect to terminate the Agreement.

         Section 5. Unless previously terminated as hereinafter provided, the term of the exclusive license under the Patent Rights shall be from and after the date of this Exclusive License Agreement until the expiration date of the last to expire of the Patent Rights.

         Section 6. GUDIANT may assign any license granted herein to any corporation in which it holds a majority interest, or to any corporate entity which is the successor to GUIDANT.

         Section 7. GUIDANT shall as promptly as may be practicable inform MIROWSKI of any Improvement which it may make or acquire and vice versa.

                                   ARTICLE III
                             Payments and Royalties

         Section 1. In consideration for the exclusive license granted herein, GUIDANT shall:

         A. Pay to MIROWSKI during the term of this Exclusive License Agreement as follows:

                  (i) three percent (3%) of the Net Sales, Rental or Lease received by GUIDANT for Implantable Defibrillators, their parts and components sold by GUIDANT.

                  (ii) three percent (3%) of the Net Sales, Rental or Lease received by GUIDANT for lead devices even though not covered under patent rights if the lead devices are sold by GUIDANT with an Implantable Defibrillator.

                  (iii) four percent (4%) of the Net Sales, Rental or Lease received by GUIDANT for any other device sold by GUIDANT with an Implantable Defibrillator, and for use with the Implantable Defibrillator during the implant procedure, even though not covered under Patent Rights, including, without limitation, Rapido dual catheters but excluding devices subject to
                           Article III, Section 1, Subparagraph A(ii).

         B. Pay to MIROWSKI during the term of this Exclusive License Agreement an annual minimum royalty of $10,000.

         Section 2. Payments and Royalties under Article III, Section 1, Subparagraph A(i), shall be payable only on devices which are covered, in the country of manufacture, use, sale, rental or lease, by one or more valid claims of a patent application or an unexpired patent included in the Patent Rights.

         Section 3. All royalty payments due MIROWSKI by GUIDANT under Article III, Section 1, Subparagraph A, shall become due thirty (30) days following the end of each fiscal quarter of GUIDANT for all sales, rental or lease during such fiscal quarter.

         Section 4. All minimum royalty payments due MIROWSKI by GUIDANT under
Article III, Section 1, Subparagraph B, shall be paid in equal quarterly installments and shall become due thirty (30) days following the end of each fiscal quarter of GUIDANT.

         Section 5. GUIDANT shall have the right to credit minimum royalty payments under Article III, Section 1, Subparagraph B against royalties payable under Article III, Section 1, Subparagraph A, and GUIDANT shall have the right to credit payments made under Article III, Section 1, Subparagraph A against minimum royalty payments regardless of the year in which such payments are made.

         Section 6. All sums payable by GUIDANT to MIROWSKI under the terms of this Exclusive License Agreement shall be payable to MIROWSKI in United States dollars without deduction for any taxes or any other charges.

                                   ARTICLE IV
                           Books, Reports and Records

         GUIDANT shall maintain full and complete books and records of all sales, rentals and leases upon which royalties are payable under this Exclusive License Agreement. Within thirty (30) days after the end of each fiscal quarter of GUIDANT, GUIDANT shall furnish to MIROWSKI a full written report setting forth the Net Sales, Rental or Leases of all devices upon which royalties are payable. MIROWSKI and its designated accountants or attorneys shall have the right to examine such books and records of GUIDANT during normal business hours, after first giving reasonable written notice.

                                    ARTICLE V
                         Breach of Contract, Termination

         Section 1. If GUIDANT shall, at any time during the term of this Exclusive License Agreement:

         (i) default in the making of any report required in Article IV to be made by GUIDANT to MIROWSKI under the terms of this Exclusive License Agreement, and such default shall continue for a period of thirty (30) days after MIROWSKI gives written notice of such default to GUIDANT; or

         (ii) default in the performance of any other obligation or undertaking contained in this Exclusive License Agreement on the part of GUIDANT, and such default shall continue for a period of thirty (30) days after MIROWSKI gives written notice of such default to GUIDANT, MIROWSKI may, at its option, terminate the exclusive portion of this Exclusive License Agreement by thirty (30) days written notice to GUIDANT and GUDIANT shall retain a royalty bearing Non-exclusive License to manufacture, sell, use or otherwise dispose of products developed by GUIDANT under the terms of this License Agreement and GUIDANT shall pay royalties in accordance with Article III.

         Section 2. MIROWSKI shall have the right, by thirty (30) days written notice to GUIDANT, to terminate this Exclusive License Agreement at any time upon or after:

         (i)      an adjudication that GUIDANT is bankrupt or insolvent; or

         (ii) the filing by GUIDANT of a petition in bankruptcy or a petition or answer seeking reorganization, readjustment or rearrangement of its business or affairs, under any law or governmental regulation relating to bankruptcy or insolvency; or

         (iii) the appointment of a receiver of the business for all or substantially all the property of GUIDANT;

         (iv) the making by GUIDANT of an assignment or attempted assignment of assets for the benefit of its creditors; or

         (v) the institution by GUIDANT of any proceedings for the liquidation or termination of its business or affairs or for the termination of its corporate character.

         Section 3. Termination of this Exclusive License Agreement pursuant to the terms hereof shall not in any way operate to impair or destroy any of MIROWSKI'S rights or remedies either by law or in equity, or to relieve GUIDANT of any of its obligations to pay royalties, or to comply with any other of its agreements hereunder, accrued prior to the effective date of termination. However, GUIDANT shall have the right to complete orders on hand or work in progress at the time of termination.

         Section 4. Failure or delay by MIROWSKI to exercise its right of termination hereunder by reason of any default of GUIDANT in carrying out any obligation imposed upon it by this Exclusive License Agreement shall not operate to prejudice MIROWSKI'S right of termination for any other or subsequent default by GUIDANT.

                                   ARTICLE VI
                         Warranties and Representations

         Section 1. MIROWSKI represents and warrants, which representations and warranties shall be continuous, that:

         It has the full and complete right to give and grant to GUIDANT the sole and exclusive License hereinbefore set forth.

         Section 2. GUIDANT represents and warrants, which representations and warranties shall be continuous, that it has all appropriate corporate authority to enter into this Agreement.

                                  ARTICLE VII

                              Infringement Actions

         Section 1. If any action or suit shall be brought against GUIDANT for alleged infringement of any patent or patent right in connection with devices licensed under this Exclusive License Agreement, GUIDANT shall control the defense of such action or suit and shall pay all costs and expenses of defending such action or suit and shall pay any judgment, award, or decree that may be rendered against GUIDANT as a result of such action or suit. In the event that, as a result of such action or suit, either by judgment of a court or by reasonable voluntary settlement of the action or suit, GUIDANT shall be required to pay a royalty to another on any device or devices covered by the Patent Rights, the amount of such royalty to another shall be deductible from the royalty otherwise payable to MIROWSKI, under Article III, Section 1, Subparagraph A, for such device or devices, parts or components, provided, however, that such deduction shall not exceed 50% of the royalty otherwise payable to MIROWSKI.

         Section 2. GUIDANT shall have the right to bring and conduct suit or actions in its name against others for infringement of any patent subject to this Exclusive License Agreement, the same as if such patent were the exclusive property of GUIDANT; and GUIDANT shall, subject to mutual agreement between GUIDANT and MIROWSKI, bring and conduct suit or actions against any infringer whose annual sales, rentals and leases of infringing devices exceed $75,000. MIROWSKI agrees to join as a party plaintiff in any infringement suit or action brought by GUIDANT under the terms of this Exclusive License Agreement; and MIROWSKI shall have the right to participate in any infringement suit or action brought by GUIDANT under the terms of this Exclusive License Agreement. GUIDANT shall pay all costs and expenses of such suit or action, and shall be entitled to the proceeds thereof. However, the proceeds of such suit or action, less all costs and expenses incurred by GUIDANT in connection therewith, shall be divided equally between GUIDANT and MIROWSKI.

         Section 3. MIROWSKI shall have the right to notify GUIDANT of any infringement of any patent subject to this Exclusive License Agreement. If GUIDANT declines to initiate an infringement suit or action against any infringer, after thirty (30) days written notice from MIROWSKI, then MIROWSKI shall have the right to bring an infringement suit or action against such infringer, at its own expense and to the exclusion of GUIDANT, and shall be entitled to the full recovery derived from such suit or action.

         Section 4. For purposes of this Exclusive License Agreement, GUIDANT agrees not to challenge the validity of any claim of U.S. Patent No. RE38,119 unless there is a non-appealable final judgment of invalidity for each such claim.

         GUIDANT agrees not to cause or participate in (unless required by law) reexamination of U.S. Patents reflected in Exhibit A hereto, and, except as provided in the immediately preceding paragraph, further agrees not to cause its Affiliates, agents, attorneys or representatives to challenge the validity or enforceability of the U.S. Patents reflected in Exhibit A hereto, or assist a third party to do so unless required by law.

         With respect to this Exclusive License, if GUIDANT commences sale for the first time after the execution of this Exclusive License Agreement of a new GUIDANT device ("New Device") or a GUIDANT device that has different functionality from devices sold before execution of this Exclusive License Agreement ("Modified Device"), and, if GUIDANT is not paying royalties on such New Device or Modified Device and MIROWSKI believes that such New Device or Modified Device infringes one or more of the Patent Rights, MIROWSKI shall notify GUIDANT of such infringement. GUIDANT shall have ninety days to cure the nonpayment of royalties. If GUIDANT fails to pay such royalties within the cure period and continue payment thereunder, MIROWSKI shall have the right to terminate the Exclusive License Agreement as to that Patent Right.

         GUIDANT, while maintaining its Exclusive License Agreement, shall have the right to challenge the validity and enforceability of any Patent Right as it pertains to the sale of any New Device or Modified Device, and shall have the right to challenge MIROWSKI'S assertion of infringement of any Patent Right with respect to the sale of any New Device or Modified Device through a Declaratory Judgment action in the Delaware federal district court if GUIDANT pays the royalty that would otherwise be due into an escrow fund mutually agreed to between the parties for such purpose. In such action, MIROWSKI shall not make claims for willful infringement or punitive damages and MIROWSKI shall not seek injunctive relief. In any such litigation, each party shall bear its own attorney's fees and costs. The determination of the royalty obligations with respect to the products in dispute and the disbursement of the funds in the escrow fund shall be determined by a final non-appealable judgment of the Delaware federal district court or an appellate court thereto.

                                  ARTICLE VIII

                                 Other Products

         Subject to the provisions of Article III, Section 1, Subparagraph A(ii), GUIDANT shall not be precluded or estopped by this Exclusive License Agreement from manufacturing, using, selling, renting, leasing or otherwise dealing in other products which are not recovered by the exclusive license granted in Article II, Section 1, herein, and at all times GUIDANT shall have the same right and liberty of manufacturing, using, selling, renting, leasing or otherwise dealing in products not covered by the exclusive license granted in
Article II, Section 1, herein, as others not parties hereto.

                                   ARTICLE IX

           Patents, Future Inventions, Modifications and Improvements

         Section 1. Any and all inventions, modifications, improvements, developments or discoveries (hereinafter termed "future developments") which MIROWSKI shall hereafter and during the term of this Exclusive License Agreement make, come upon, invent, discover or otherwise acquire, relevant to any device included in the license granted in Article II, Section 1, herein, shall at the option of GUIDANT immediately become subject to each and every of the provisions of this Exclusive License Agreement, thereby being included in the sole and exclusive license to GUIDANT under Article II, Section 1, and royalty bearing under Article III, Section 1, Subparagraph A. GUIDANT may avail itself of the option granted in this Article IX, Section 1, by giving written notice to MIROWSKI within four (4) months of becoming aware of such future developments. MIROWSKI shall promptly advise GUIDANT of all such future developments, and shall retain the full right, title and interest in and to such future developments, shall apply for patent on such future developments, in his own name and through patent counsel mutually agreed upon. GUIDANT shall pay all costs and expenses relating to the filing, prosecution, grant and maintenance of any application for patent on such future developments. If GUIDANT fails to exercise its option by giving MIROWSKI such notice of interest within four (4) months, or if GUIDANT selects not to pay such costs and expenses relating to any such application for patent, then MIROWSKI shall have the right to pursue such application in its own name, and GUIDANT shall have no rights thereto or thereunder which are not otherwise granted by this Exclusive License Agreement. In any event, GUIDANT shall cooperate with MIROWSKI, if so requested, in the filing and prosecution of any such application for patent.

         Section 2. Immediately upon execution of this Exclusive License Agreement, GUIDANT shall continue the payment of all future costs and expenses relating to obtaining and maintaining, including filing fees, prosecution charges and issue and printing fees, or all of the patents and patent applications recited in Article 1, Patent Rights, in this Exclusive License Agreement. MIROWSKI shall control the prosecution of each such patent and patent application in consultation with GUIDANT, through mutually acceptable patent counsel, and GUIDANT shall cooperate with MIROWSKI, if so requested, in the filing and prosecution of any such application for patent. GUIDANT shall be entitled, at its option, to receive copies of all papers generated in connection with the filing and prosecution of any such patent and patent application.

         Section 3. Upon issuance by the U.S. Patent and Trademark Office of any new patent, pursuant to Article IX, GUDIANT shall, within the appropriate statutory time period, file for a foreign patent in all foreign jurisdictions mutually agreed to by GUIDANT and MIROWSKI and shall continue the payment of all future costs and expenses relating to obtaining and maintaining such foreign patent(s).

                                    ARTICLE X
                                License to Other

         Except as specifically permitted in this License Agreement, MIROWSKI shall not, during the term of the exclusive license granted herein, make, use or sell any device falling within the claims of any patent subject thereto, or any future development, or grant any other license, with respect to any subject matter to which GUIDANT has a sole and exclusive license.

                                   ARTICLE XI
                             Return of Improvements

         Upon termination of this Exclusive License Agreement pursuant to
Article V, all rights and licenses of the parties hereunder shall immediately terminate, and GUIDANT shall immediately return to MIROWSKI information relating to any Improvements obtained from MIROWSKI hereunder.

                                   ARTICLE XII
                               Parties in Interest

         All the terms and conditions hereof shall inure to and be binding upon, the parties hereto and their respective successors and assigns.

                                  ARTICLE XIII
                                     Notices

         All notices or other communications required or permitted hereunder shall be in writing and shall be deemed to have been sufficiently given if mailed first class, postage pre-paid, registered or certified mail as follows:

If to GUIDANT:             Guidant Corporation
                           111 Monument Circle
                           29th Floor
                           Indianapolis, IN  46204
                           Attn: General Counsel

If to MIROWSKI:            Mirowski Family Ventures, LLC
                           10440 High Grove Drive
                           Carmel, IN  46032
                           Attn: Ginat W. Mirowski, D.M.D., M.D.

                                   ARTICLE XIV
                                  Miscellaneous

         Section 1. Any titles to Articles, Sections or Subsections of this Exclusive License Agreement have been inserted merely for convenience of reference, and shall in no way restrict or modify any of the terms or provisions of this Exclusive License Agreement.

         Section 2. This Exclusive License Agreement has been executed and will be consummated in the State of Indiana, and is to be governed and interpreted by the laws of the State of Indiana.

         Section 3. This Exclusive License Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, but such counterparts together shall constitute but one and the same agreement.

         Section 4. This Exclusive License Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof, merges all prior discussions therebetween, merges the Prior Agreements into this agreement, and may be amended only by a written agreement executed by the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have set their hands and seals the day and year first above written.

ATTEST:                                    GUIDANT CORPORATION



/s/ Richard R. Clapp                    By /s/ Ronald W. Dollens
                                           RONALD W. DOLLENS
                                           President and Chief Executive Officer


WITNESS:                                   MIROWSKI FAMILY VENTURES, LLC



/s/ Richard R. Clapp                    By /s/ Ginat W. Mirowski, D.M.D., M.D.
                                           GINAT W. MIROWSKI, D.M.D., M.D.
                                           General Manager and President

                                    EXHIBIT A

                                    4,592,367
                                    4,603,705
                                    4,662,377
                                    4,667,328
                                    4,705,043
                                    4,726,024
                                    4,768,512
                                    4,796,620
                                    4,817,608
                                    4,819,643
                                    4,928,688
                                    4,969,463
                                    5,052,407
                                    5,063,932
                                    5,191,901
                                    5,476,497
                                     RE38,119
                                     D316,145

                                    EXHIBIT B

                         U.S. Application No. 10/625,126
                         U.S. Application No. 10/654,959
                         U.S. Application No. 10/656,222

                                    EXHIBIT C


1) All foreign applications and patents that correspond to the patents listed in Exhibit A, including but not limited to:

AU580979 B2       AU571404 B2       CA1309468C       CA1272292 A1
AU3852185 A       AU4193985 A       DE3637822 A1     DE3790186 C2
CA1260547 A1      CA1261405 A1      FR2589740 A1     DE3790186 T
DE3505280 A1      DE3515984 A1      FR2589740 B1     EP0240428 A2
DE3505280 C2      DE3515984 C2      GB2182852 A      EP0240428 A3
FR2559908 A1      FR2563736 A1      GB2182852 B      EP0240428 B1
FR2559908 B1      FR2563736 B1      GB8626681 D0     EP0240428 B2
GB2154771 A       GB2157954 A       JP1705453 C      GB2197511 A
GB2154771 B       GB2157954 B       JP3070981 B      GB2197511 B
GB8502287 D0      GB8507324D0       JP62117569 A     GB8726113 D0
IL74281 A         IL74722 A         NL191082 C       JP63501178 T
IL74281 D0        IL74722 D0        NL191082 B       JP63501178 W
JP1801679 C       JP1653677 C       NL8602828A       NL193005 B
JP5010108 B       JP3018469 B                        NL8720169 A
JP60193474 A      JP60249972 A                       NL8720169 T
NL192027 B        NL191671 B                         NL193005 C
NL192027 C        NL191671 C                         WO8706038 A1
NL8500486 A       NL8501260 A


CA1318942 C       CA1304136 C       CA1323071 C      CA1310703 C
DE3715822 A1      DE3715823 A1      DE3818136 A1     DE3739014 A1
DE3715822 C2      DE3715823 C2      FR2615740 A1     DE3739014 C2
FR2606645 A1      FR2598920 A1      FR2615740 B1     FR2606644 A1
FR2606645 B1      FR2598920 B1      GB2205044 A      FR2606644 B1
GB2190296 A       GB2190505 A       GB2205044 B      GB2198044 A
GB2190296 B       GB2190505 B       GB8811814 D0     GB2198044 B
GB8710771 D0      GB8710447 D0      JP1076877 A      GB8726531 D0
JP1725911 C       JP1842035 C       JP1728005 C      JP1706037C
JP4012148 B       JP5054976 B       JP4012994 B      JP3071908 B
JP63029664 A      JP63035229 A      NL188560 B       JP63212375 A
NL191672 B        NL191831 B        NL188560 C       NL191698 B
NL191672 C        NL191831 C        NL8801352 A      NL191698 C
NL8701123 A       NL8701140 A                        NL8702741 A


AU631088 B2       AU613481 B2       AU643458 B2
AU5823990 A       AU3372989 A       AU6326090 A
CA2064751 A1      BE1004208 A5      CA2026853 A1
CA2064751 C       CA1334030 C       CA2026853 C
DE69030767 D1     DE3912377 A1      DE4030642 A1

DE69030767 T2     DE3912377 C2      DE4030642 C2
DE69030767 E      FR2630013 A1      FR2652505 A1
EP0476017 A1      FR2630013 B1      FR2652505 B1
EP0476017 A4      GB2217993 A       GB2236484 A
EP0476017 B1      GB2217993 B       GB2236484 B
ES2103742 T3      GB89008506 D0     GB9020914 D0
HK1007972 A1      JP1769388 C       GB2265551 A
JP2625032 B2      JP2063478 A       GB2265551 B
JP5504489 T       JP4058347 B       GB9311914 D0
JP5504489 W       NL194068 B        IT1241713 B
WO9014860 A1      NL194068 C        IT9067751 D0
                  NL8900925 A       JP2873069B2 B2
                                    JP3133467 A
                                    NL 195035 C
                                    NL 9002142 A

2) All foreign applications and patents that will correspond to the applications Listed in Exhibit B.

               None currently filed.